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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



    We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated March 2, 1998, with respect to the financial statements of Informix Corporation included in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-43991) and related Prospectus of Informix Corporation for the registration of 22,950,000 shares of its common stock.



    Our audits also included the financial statement schedule of Informix Corporation listed in Item 16(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                          /s/ ERNST & YOUNG LLP


San Jose, California
June 4, 1998